                                                                 EXHIBIT 10.18

[CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.]










                COLLABORATIVE RESEARCH AND DEVELOPMENT AGREEMENT

                                 By and Between

             HOECHST RESEARCH & TECHNOLOGY DEUTSCHLAND GMBH & CO KG

                                       and

                                  NANOGEN, INC.








                                December 3, 1998

                                TABLE OF CONTENTS

                                                                          PAGE

1.       Definitions.........................................................3
2.       Research Program....................................................7
3.       Payment.............................................................9
4.       Reports and Records................................................10
5.       Confidentiality and Non-disclosure.................................10
6.       Intellectual Property Licenses.....................................10
7.       Intellectual Property and Patent Rights............................11
8.       Term and Termination...............................................13
9.       Representations and Warranties.....................................14
10.      Disclaimers........................................................14
11.      Insurance..........................................................15
12.      Notices............................................................15
13.      Dispute Resolution.................................................16
14.      Miscellaneous......................................................16


EXHIBITS

Exhibit A         HR&T Patent Applications
Exhibit B         Nanogen Patent Applications
Exhibit C         Annual Budget
Exhibit D         Program Inventions
Exhibit E         Research Program
Exhibit F         CPR Procedures

                COLLABORATIVE RESEARCH AND DEVELOPMENT AGREEMENT

         THIS COLLABORATIVE RESEARCH AND DEVELOPMENT AGREEMENT is dated as of December 3, 1998 by and between HOECHST RESEARCH & TECHNOLOGY DEUTSCHLAND GMBH & CO KG, a German company, having a place of business at D-65926 Frankfurt am Main, Germany (hereinafter, "HR&T"), and NANOGEN, INC., a Delaware corporation, having its principal office and place of business at 10398 Pacific Center Court, San Diego, California 92121 (hereinafter, "Nanogen").

                              W I T N E S S E T H :

         WHEREAS, Nanogen has developed certain technology related to electronically addressable microchip oligonucleotide arrays ("Arrays"), including Nanogen's Automated Programmable Electronic Matrix ("APEX") technology; and

         WHEREAS, HR&T has developed certain technology related to combinatorial and/or modular nanotechnology, including its Exponential Library by Association of Sublibraries ("ELIAS") and its pRNA (and related oligonucleotide analog) technology; and

         WHEREAS, HR&T and Nanogen have previously entered into a Letter Agreement dated December 4, 1997 (the "Letter Agreement"); and

         WHEREAS, in accordance with the terms of the Letter Agreement (including the paragraphs under the headings "Purpose of Collaboration" and "Agreement Field"), HR&T and Nanogen wish to perform certain research and development activities as contemplated therein.

         NOW THEREFORE, in consideration of the mutual covenants and undertakings contained herein, the parties hereby agree as follows:

         1.   DEFINITIONS. As used in this Agreement:

         1.1 "Agreement" shall mean this Agreement and any exhibits, appendices, attachments or addenda hereto, and any renewals or extensions of this Agreement.

         1.2 "HR&T Intellectual Property" shall mean and include all patentable and unpatentable inventions, ideas, discoveries, improvements, design rights, semiconductor mask works, works of authorship, trade secrets, know-how and any equivalents thereof which are in existence as of the Effective Date or thereafter, as are necessary to make, have made, use or sell a Product and are owned by HR&T, including, but not limited to, HR&T's ELIAS and pRNA technologies disclosed in the HR&T patent applications set forth in Exhibit A hereto (amended with each new HR&T patent application necessary to make, have made, use or sell a Product).

         1.3 "HR&T Patent Rights" shall mean all patents and patent applications owned by HR&T which are in existence as of the Effective Date or thereafter, including the patent applications set forth in Exhibit A hereto (amended with each new HR&T patent application necessary to make, have made, use or sell a Product), and which contain a claim necessary to make, have made, use or sell a Product, including all divisionals, continuations, continuations-in-part, re-examinations, reissues, and all foreign equivalents of any of the foregoing in whole or in part.

         1.4 "HR&T Program Inventions" shall mean all Program Inventions made or conceived by employees or others acting solely on behalf of HR&T; PROVIDED, however, that HR&T Program Inventions shall not include Program Inventions which utilize both APEX and ELIAS and/or pRNA technology.

         1.5 "Effective Date" shall mean January 1, 1998.

         1.6 "Executive Committee" shall mean a committee which shall (i) be responsible for overseeing the Research Management Committee, (ii) set strategic goals under this Agreement and the Letter Agreement, (iii) approve annual budgets for the Research Program (the annual budget for the first year and a proposed annual budget for the second year of the Research Program are set forth in Exhibit C hereto), (iv) set research milestones and (v) decide when milestones have been completed. The Executive Committee shall consist of three
(3) members appointed by Nanogen and three (3) members appointed by HR&T. All decisions of the Executive Committee must be by unanimous consent of all members of the Executive Committee.

         1.7 "Joint Program Inventions" shall mean (i) all Program Inventions made or conceived by employees or others acting on behalf of HR&T jointly with employees or others acting on behalf of Nanogen and (ii) all Program Inventions which utilize both APEX and ELIAS and/or pRNA technology.

         1.8 "Nanogen Intellectual Property" shall mean and include all patentable and unpatentable inventions, ideas, discoveries, improvements, design rights, semiconductor mask works, works of authorship, trade secrets, know-how and any equivalents thereof which are in existence as of the Effective Date or thereafter, are necessary to make, have made, use or sell a Product and are owned by Nanogen, including, but not limited to, Nanogen's APEX technology disclosed in the Nanogen patents and patent applications set forth in Exhibit B hereto (amended with each new patent application necessary to make, have made, use or sell a Product).

         1.9 "Nanogen Patent Rights" shall mean all patents and patent applications owned by Nanogen which are in existence as of the Effective Date or thereafter, including the patents and patent applications set forth in Exhibit B hereto (amended with each new patent application necessary to make, have made, use or sell a Product), and which contain a claim necessary to make, have made, use or sell a Product, including all divisionals, continuations, continuations-in-part, re-examinations, reissues, and all foreign equivalents of any of the foregoing in whole or in part.

         1.10 "Nanogen Program Inventions" shall mean all Program Inventions made or conceived by employees or others acting solely on behalf of Nanogen; PROVIDED, however, that Nanogen Program Inventions shall not include Program Inventions which utilize both APEX and ELIAS and/or pRNA technology.

         1.11 "Primary Filing Countries" shall mean the United States, Canada, European Community Countries and Japan.

         1.12 "Products" shall mean products or applications utilizing jointly developed technology incorporating both Nanogen's APEX technology as disclosed in Exhibit B hereto and HR&T's ELIAS and/or pRNA technology as disclosed in Exhibit A hereto.

         1.13 "Program Inventions" shall mean and include all patentable and unpatentable inventions, ideas, discoveries, improvements, design rights, semiconductor mask works, works of authorship, trade secrets, know-how and any equivalents thereof, and any patent applications or patents based thereon, made or conceived during and as a result of the Research Program, all of which shall be identified in Exhibit D to this Agreement, which Exhibit shall be amended from time to time as warranted.

         1.14(a) "Reimbursable Costs" shall mean all direct and indirect costs incurred by Nanogen in performing its obligations under this Agreement, which may include without limitation, as applicable:

               (i) salaries and wages,

               (ii) payroll taxes,

               (iii) contract labor,

               (iv) fringe benefits,

               (v) expenses incurred in occupying facilities (including leasehold improvements) and equipment-related expenses, excluding depreciation and amortization expenses,

               (vi) recruitment and relocation,

               (vii) communications expense,

               (viii) supplies,

               (ix) development and prototype materials,

               (x) freight and transportation,

               (xi) training and education,

               (xii) travel expenses,

               (xiii) data processing costs,

               (xiv) patent, trademark and license fees and filing, prosecution and maintenance expenses for Nanogen Intellectual Property as set forth in Exhibit B,

               (xv) insurance,

               (xvi) professional services,

               (xvii) depreciation and amortization of facilities (including leasehold improvements) and equipment,

               (xviii) a financing charge for capital acquisitions made by Nanogen for use in performing work under this Agreement,

               (xix) outside purchased services,

               (xx) sales and use taxes (including such taxes applicable to the acquisition, use, transfer or deemed transfer of property),

               (xxi) periodic lease and rental payments under capital or financing leases,

               (xxii) costs of applying for regulatory approvals on Products approved by the Executive Committee, and fees payable to governmental agencies, including the United States Food and Drug Administration (the "FDA") and comparable foreign regulatory authorities, including expenses resulting from generation of chemical, toxicological, microbiological and pharmacological data and techniques, clinical data and product formulations and specifications, and

               (xxiii) periodic and special reports, including reports to the Research Management Committee.

         (b) In determining Reimbursable Costs, Nanogen will employ the following accounting policies:

               (i) General use capital equipment, facilities and leasehold improvements will be assigned an estimated economic useful life and salvage value, if any, and depreciation and amortization will be computed using the straight-line method. Depreciation and amortization will be allocated to Reimbursable Costs under this Agreement directly or through overhead rates applied to direct head count.

               (ii) Such capital equipment purchased pursuant to agreement between both parties for use in connection with this Agreement will be charged directly against the budget in the quarter the expense was incurred.

               (iii) Total facilities expenses of Nanogen, excluding leasehold improvement amortization allocated to specific functional areas and net of any sublease revenues, will be allocated to Reimbursable Costs under this Agreement based on the ratio of direct personnel engaged in work under this Agreement to the total Nanogen head count.

               (iv) General and administrative expenses of Nanogen will be allocated to this Agreement directly or based on the ratio of total Reimbursable Costs to total operating expenses of Nanogen, excluding (in both instances) general and administrative expenses subject to such allocation, as agreed between the Controllers of both parties, as agreed between the Controllers of both parties.

               (v) All other indirect expenses not covered in Paragraphs (i) through (iv) of this Paragraph 1.14(b) which are in support of the Research Program will be allocated to Reimbursable Costs under this Agreement through overhead rates applied to Nanogen direct head count, as agreed between the Controllers of both parties.

               (vi) Notwithstanding the foregoing, for purposes of this Agreement, Reimbursable Costs shall not include direct and indirect costs for start-up of commercial manufacturing, installation of commercial production lines and commercial product manufacturing operations. These costs shall be addressed in connection with the contemplated joint venture agreement between the parties.

         (c) The term "capital acquisition" as used herein shall mean that portion of capital equipment, facilities, leasehold improvements or other property, whenever acquired by Nanogen, which are capitalized on Nanogen's accounting records and which are either: (i) purchased directly by Nanogen; (ii) financed by Nanogen under a conditional sale contract; (iii) financed by Nanogen through a secured loan; or (iv) assets constructed in-house by Nanogen. Assets acquired under capital or financing leases will not be considered capital acquisitions for purposes of this Paragraph.

         (d) With respect to capital acquisitions financed by Nanogen with specific borrowing, the financing charge referred to above will be in the amount and at the time of the actual financing costs incurred by Nanogen. With respect to capital acquisitions not financed by Nanogen with specific borrowing, the financing charge will be based on the prime lending rate in effect from time to time at Citibank N.A., New York, New York, plus two (2) percentage points, to the extent permitted by applicable law, applied to Nanogen's net book value. "Net book value" is defined as the gross capital acquisition value excluding capital acquisitions financed by Nanogen with specific borrowing, less related accumulated depreciation and amortization. The financing charge for each billing period will be prorated to the extent depreciation or amortization of the capital acquisitions has been allocated to work other than work under this Agreement during such period. The financing charge will be calculated monthly based on the net book value at the end of the preceding fiscal month.

         1.15 "Research Management Committee" shall mean a committee which shall be responsible for preparing the Research Program and supervising, managing and monitoring the progress of the Research Program, for conducting marketing studies and for facilitating the open exchange of information between the parties. The Research Management Committee shall consist of two (2) employees of HR&T and two (2) employees of Nanogen, at least one of whom from each company shall be at the research director level (or equivalent) or higher. Decisions that are not taken unanimously by the Research Management Committee are to be referred to the Executive Committee for resolution.

         1.16 "Research Program" shall mean the cumulative endeavors of the parties to produce Products in accordance with the specifications, timetables, milestones, reports and deliverables, as set forth in Exhibit E hereto, as it may be amended from time to time. The Research Program shall be divided into two phases, the "Research Phase", which shall mean all research activities up to and including the development of a prototype and the "Product Development Phase, which shall mean all post-prototype development activities relating to the development of Products, for commercialization."

         2. RESEARCH PROGRAM.

         2.1 Each of HR&T and Nanogen shall use reasonable efforts to perform their respective activities in accordance with the Research Program. Subject to the terms and conditions of this Agreement, HR&T and Nanogen are free to independently develop, market and sell any products other than Products.

         2.2 Each of HR&T and Nanogen shall promptly notify the other party, in writing, through the Research Management Committee, of the existence of any new Program Inventions.

         2.3 The Research Management Committee shall meet from time to time, but at least once every three (3) months during the term of this Agreement, alternating between the headquarters of HR&T and Nanogen or at a mutually agreed location, to: (a) review progress and ongoing resource allocation and budgeting matters of the Research Program; (b) amend the Research Program as agreed by the parties; (c) disclose Program Inventions which have not previously been disclosed in accordance with Paragraph 2.2; and (d) review the status of patent filings with respect to Program Inventions and, if necessary in view of such review, propose amendments to Appendix A of this Agreement. All decisions taken by the Research Management Committee must be by unanimous consent of all the members of the Research Management Committee. In order to facilitate the disclosure of Program Inventions and the review of the status of patent filings with respect to Program Inventions, patent attorneys for HR&T and Nanogen may participate in all such meetings.

         2.4 Within five (5) business days following each meeting pursuant to Paragraph 2.3, the Research Management Committee shall cause to be prepared a written summary of such meeting, which summary shall include, at a minimum: (a) a list of all Program Inventions which have come into existence since the Effective Date or since the previous meeting, whichever is applicable; (b) all patent filings with respect to Program Inventions since the Effective Date or since the previous meeting, whichever is applicable; and (c) a report regarding the progress of the Research Program, which shall include the tracking of the Research Program to budget and a report on any material budgetary implications for changes to the Research Program. Such written summary shall be provided to the Executive Committee.

         2.5 The Executive Committee shall meet from time to time, but at least once every three (3) months during the term of this Agreement, alternating between the headquarters of HR&T and Nanogen, a mutually agreed location or by telephonic or video conference, to: (a) receive a report on the progress of the Research Program by the Research Management Committee; (b) review the strategic goals pursuant to the Letter Agreement and this Agreement; (c) approve annual budgets under the Research Program and review the progress of the Research Program against the budget; (d) establish, review and revise milestones where appropriate, and (e) determine the level of progress toward achievement of milestones and determine milestone completion. Within five (5) business days after each meeting, the Executive Committee shall cause minutes to be prepared and distributed to each party accurately documenting such meeting.

         2.6 Nanogen and HR&T may, upon reasonable notice during normal business hours, (a) consult informally, during such visits and by telephone, with personnel of the other party performing work on the Research Program, and (b) with the other party's prior approval, which approval shall not be unreasonably withheld, visit the sites of any tests or experiments being conducted by such other party in connection with the Research Program, but only to the extent in each case as such trials or other experiments relate to the Research Program. On such visits an employee of the host company conducting the research or development activities shall accompany the employee(s) of the visiting party. If requested by the visiting party, the other party shall cause appropriate individuals working on the Research Program to be available for meetings at the location of the facilities where such individuals are employed at times reasonably convenient to the party responding to such request. All information revealed to representatives of the HR&T and Nanogen during the visits and consultations provided for in this Paragraph 2.5 shall be treated as confidential information in accordance with Paragraph 5 of this Agreement.

         3. PAYMENT.

         3.1 HR&T shall pay *** of its own research and development costs and shall pay *** of Nanogen's Reimbursable Costs incurred in performing its obligations under this Agreement (the "Fee"). Nanogen's Reimbursable Costs shall not exceed *** per year per full time equivalent researchers and staff assigned to the Research Program. Neither party makes any warranty that these costs and fees will be sufficient to complete the Research Program. The Fee shall be payable by HR&T to Nanogen as follows:

         (a) The initial annual budget and a proposed budget for the second year of the Research Program are attached as Exhibit C. Annually thereafter during the term hereof, the Research Management Committee shall develop a budget for the Research Program, including anticipated quarterly expenditures by each party. The Research Management Committee shall submit each such subsequent budget to the Executive Committee for its review and approval at least forty-five (45) days prior to commencement of the next annual period. The Executive Committee shall review such budget and inform the Research Management Committee of its determination with respect to same within thirty (30) days following its receipt of same. If the budget is not approved, the Research Management Committee shall confer with the Executive Committee to attempt to develop a mutually acceptable budget. If the Executive Committee cannot resolve the dispute, then such dispute shall be resolved in accordance with the provisions of Paragraph 13 hereof.

         (b) The Fee shall be payable to Nanogen in quarterly installments commencing on January 1, 1998. Each quarterly installment shall be due not later than five (5) business days following the first day of each quarter. Should a major positive balance arise due to underuse of the budget, this will be balanced with the fourth quarter payment in each year. All installments shall be based upon an estimate of the Reimbursable Costs expected to be incurred by Nanogen during its next quarterly period beginning on such date, up to a maximum of Nanogen's budgeted amount for such quarter. Such estimate shall be set forth in an invoice prepared by Nanogen in reasonable detail, signed by a duly authorized officer of Nanogen and submitted to the Research Management Committee at least twenty (20) days prior to the beginning of the quarterly period with respect to which such payment is to be made. Each such invoice shall be due and payable in full by HR&T prior to the beginning of such quarterly period. Beginning with the second invoice under this Agreement, such invoice shall include a reconciliation and adjustment for the period covered by the preceding invoice to reflect any difference between actual Reimbursable Costs incurred by Nanogen and estimated Reimbursable Costs for such period, up to a maximum of Nanogen's budgeted amount for such quarter. Any amounts in excess of the budgeted amount shall be subject to the review and approval of the Executive Committee.

         3.2 If HR&T fails to make prompt and timely payment, Nanogen may give written notice thereof, and unless HR&T within fifteen (15) days following receipt of such notice makes such payment, Nanogen may at any time thereafter until HR&T makes such payment suspend the research and development services under this Agreement on written notice to HR&T.

         3.3 In the event Nanogen, in course of its research under this Agreement, is required to lease equipment which Nanogen would ordinarily not otherwise be required to lease, and HR&T agrees to such lease, HR&T will be responsible for such lease payments.

---------------
*** Confidential material redacted and separately filed with the Commission.

         4. REPORTS AND RECORDS.

         4.1 Nanogen and HR&T shall provide to the Research Management Committee within forty-five (45) days following the end of each quarterly period beginning with the end of the first period on March 31, 1998, a report in such reasonable detail as the Research Management Committee may request setting forth:

         (a) the Reimbursable Costs incurred by Nanogen and the costs incurred by HR&T in performing its obligations under the Research Program during such period;

         (b) the work performed by such party during such period; and

         (c) the status of the research and development of the Products at the end of the period.

         4.2 Nanogen shall keep and maintain, in accordance with generally accepted accounting principles and practices, proper and complete records and books of account documenting all Reimbursable Costs. Each party agrees to permit either nationally recognized certified public accountants or Controllers from the other party to verify on a once annually basis the Reimbursable Costs or costs billed or incurred pursuant to this Agreement; and Nanogen shall provide annually a certification by nationally recognized certified public accountants or its internal Controller as to Reimbursable Costs billed to HR&T in that year. HR&T will keep confidential, and will not disclose to any third party, except such disclosures as may be required by law, without the prior written consent of Nanogen, information in statements delivered to HR&T or obtained by HR&T through access of its independent certified public accounting firm or Controller to the books and records of Nanogen. HR&T shall provide similar access and similar certifications to Nanogen regarding its costs incurred under the Research Program and Nanogen shall similarly keep such information confidential.

         5. CONFIDENTIALITY AND NON-DISCLOSURE. That certain Mutual Confidential Disclosure Agreement effective as of February 20, 1997 between HR&T and Nanogen, as amended (the "Confidentiality Agreement"), shall remain in full force and effect.

         6. INTELLECTUAL PROPERTY LICENSES.

         6.1 HR&T hereby grants solely during the term of this Agreement to Nanogen, a worldwide, royalty-free, nonexclusive license in and to HR&T Intellectual Property and HR&T Patent Rights, solely to use in research and development activities pursuant to the Research Program under this Agreement.

         (a) HR&T recognizes that Nanogen has conducted considerable research and development activities in connection with its permeation layer technology and has protected certain of its advancements with intellectual property. HR&T is willing, as part of this Agreement, to conduct additional research activities directed toward Nanogen's permeation layer. To the extent HR&T invents any new inventions or any improvements to Nanogen's inventions relating to permeation layers with utility on Nanogen's Arrays which would constitute HR&T Intellectual Property or HR&T Patent Rights or HR&T Program Inventions, HR&T will grant to Nanogen a worldwide, royalty-free license to practice such intellectual property (without the right to sublicense unless it applies to a Nanogen product). Nanogen will be licensed to practice such intellectual property in connection with any of its other joint venture arrangements or corporate collaborations subject to a 2% of net sales royalty payable to any joint venture or other joint relationship involving Nanogen and HR&T.

         (b) Nanogen hereby grants solely during the term of this Agreement, to HR&T, a worldwide, royalty-free, nonexclusive license in and to Nanogen Intellectual Property and Nanogen Patent Rights, solely to use in research and development activities pursuant to the Research Program under this Agreement.

         6.2 Except as provided therein, the licenses granted in accordance with Paragraphs 6.1(a) and (b) do not include a right to grant sublicenses.

         6.3 In the event that any substantial and continuing infringement of any of the HR&T Patent Rights or Nanogen Patent Rights licensed hereunder comes to the attention of either party hereto, such party shall promptly notify the Executive Committee, which Committee will determine an appropriate action in accordance with its authority.

         7. INTELLECTUAL PROPERTY AND PATENT RIGHTS.

         7.1 The entire right, title and interest in all Program Inventions shall be owned jointly by HR&T and Nanogen and may be used only as they mutually agree.

         7.2 Each party hereto promptly shall disclose to the other party the making, conception or reduction to practice of Program Inventions by employees or others acting on behalf of such party. Each of Nanogen and HR&T hereby represents and warrants that all employees and others acting on its respective behalf in performing its obligations under this Agreement shall be obligated under a binding written agreement to assign to it, or as it shall direct, all Program Inventions made or developed by such employees or others.

         7.3 Promptly following any disclosure of Program Inventions pursuant to Paragraph 2.2 and Paragraph 7.2, the Research Management Committee, in consultation with patent attorneys for HR&T and Nanogen, shall discuss and determine, in good faith, whether patent applications should be prepared and filed for such disclosed Program Inventions.

         7.4 If patent applications are to be prepared and filed pursuant to Paragraph 7.3, then the Research Management Committee shall discuss and determine, in good faith, for each of such Program Inventions, which of the parties shall be responsible for the preparation, filing, prosecution and maintenance of such patent applications in the Primary Filing Countries. Each of such patent applications shall become part of the Program Inventions, and Exhibit D shall be amended accordingly to evidence such Program Inventions.

         7.5 If the Research Management Committee determines that a particular patent application be filed in a country or countries in addition to the Primary Filing Countries, then the Research Management Committee shall determine which party shall be responsible for the filing, prosecution and maintenance of such patent application, and such patent application shall be part of the Program Inventions.

         (a) If the Research Management Committee determines not to file a particular patent application in a country or countries in addition to the Primary Filing Countries, either party, alone, after written waiver by the other party, may file such particular patent application in such country or countries and shall pay, without right to reimbursement thereof, all costs and expenses for filing, prosecution and maintenance of patent application filed in such country or countries, and notwithstanding the provisions of Paragraph 6.1, that party shall own, exclusively, all right, title and interest in such patent application.

         (b) If the other party of Paragraph 7.5(b) does not provide such written waiver, then any such particular patent application shall be treated as if the Research Management Committee had made a declaration to file the particular patent application in a country or countries in addition to the Primary Filing Countries in accordance with Paragraph 7.5(a).

         7.6 Each party shall keep the Research Management Committee currently informed of the filing and progress of all material aspects of the prosecution of all such patent applications and of the issuance of patents, and shall consult with the Research Management Committee concerning any decisions which would affect the scope of any issued claims and other prosecutorial details, including the potential abandonment of any application.

         7.7 Upon request, each party shall execute and deliver to the other party all descriptions, applications, assignments and other documents and instruments as are necessary or proper to carry out the provisions of Paragraphs 7.1, 7.2, 7.3, 7.4, 7.5 and 7.6 without further compensation, except as otherwise provided in Paragraph 1.15, and the parties shall cooperate with and assist each other or their nominees in all reasonable ways and at all reasonable times, including, but not limited to, testifying in all legal proceedings, signing all lawful papers and in general performing all lawful acts reasonable, necessary or proper, to aid the other party in obtaining, maintaining, defending and enforcing all lawful patent, copyright, trade secret, know-how and the like in the Primary Filing Countries and elsewhere.

         7.8 Except as otherwise provided in this Agreement, under no circumstances shall either party, as a result of this Agreement, obtain any ownership interest or other right in any technology, know-how, trade secrets, patents, pending patent applications or products of the other party, including items owned, controlled or developed by the other, or transferred by the other to such party at any time pursuant to this Agreement. It is understood and agreed by the parties hereto that this Agreement does not grant to either party any license or other right, other than the licenses granted in Paragraph 6.1, the assignments granted in Paragraph 7.1 and the licenses granted in Paragraph 8.3.

         7.9 During the term of this Agreement, Nanogen and HR&T each acknowledge each other's interest in publishing certain of its results to obtain recognition within the scientific community and to advance the state of scientific knowledge. Each party also recognizes the mutual interest in obtaining valid patent protection and protecting business interests. Consequently, each party, its employees or consultants wishing to make a publication (including any oral disclosure made without obligation of confidentiality) relating to work performed by such party as part of the Research Program (the "Publishing Party") shall transmit to the Research Management Committee a copy of the proposed written publication at least forty-five (45) days prior to submission for publication, or an outline of such oral disclosure at least fifteen (15) days prior to presentation. The Research Management Committee shall have the right (i) to propose modifications to the publication for patent reasons and (ii) to request a reasonable delay in publication in order to protect patentable information.

         (a) If the Research Management Committee requests such a delay, the Publishing Party shall delay submission or presentation of the publication for a period of ninety (90) days to enable patent applications protecting each party's rights in such information to be filed in accordance with this Article 7. Upon the expiration of forty-five (45) days, in the case of proposed written disclosures, or fifteen (15) days, in the case of proposed oral disclosures, from transmission to the Research Management Committee, the Publishing Party shall be free to proceed with the written publication or the presentation, respectively, unless the Research Management Committee has requested the delay described above.

         8. TERM AND TERMINATION.

         8.1 The initial term of this Agreement shall be for a two (2) year period from the Effective Date with an option to extend the term of this Agreement for an additional one (1) year period upon mutual agreement of HR&T and Nanogen. The parties hereto are currently in negotiations for a joint venture agreement, in which license and commercialization rights will be incorporated. This Agreement will otherwise terminate upon the earliest of:

         (a) the institution of voluntary or involuntary proceedings by or against either party in bankruptcy, or under any insolvency law, or for corporate reorganization pursuant to Chapter 11 of the Bankruptcy Code or similar provision, the appointment of a receiver, or petition for the dissolution of such party for the benefit of creditors;

         (b) after the first year of the Research Phase, funding may be terminated upon mutual agreement of HR&T and Nanogen;

         (c) following commencement of the Product Development Phase, and subsequent to material non-achievement of milestones established and agreed to by HR&T and Nanogen, the date either party gives notice to the other of its decision to terminate this Agreement;

         (d) the date mutually agreed to in writing for termination by both parties;

         (e) as otherwise provided in this Agreement.

         8.2 This Agreement may also be terminated by either party upon default or breach of a material obligation or condition by the other party, such termination being effective sixty (60) days after receipt by the alleged defaulting or breaching party of written notice of such termination under this Paragraph specifying the default or breach; provided, however, that if the default or breach is cured or shown to be nonexistent within the sixty (60) day period after receipt of written notice, the notice shall be deemed automatically withdrawn and of no effect.

         8.3 In case HR&T terminates the Agreement without cause during the second year of the Agreement, HR&T shall be obliged to pay Nanogen for Reimbursable Costs at the agreed budgeted level for nine (9) months following such termination notice. Nanogen will use its reasonable efforts to minimize such costs. The same applies in the third year of the Agreement, if the parties mutually agreed as described in Section 8.1 to enter into such an extension of term.

         8.4 All records required to be maintained pursuant to Paragraph 4.2 shall be retained for a period of at least five (5) years following the termination of this Agreement.

         9. REPRESENTATIONS AND WARRANTIES.

         9.1 HR&T hereby represents and warrants to Nanogen that it has full authority and power to enter into this Agreement, that it has secured any and all necessary approvals, permits or consents deemed necessary or advisable for the consummation of the transactions contemplated hereby and that, upon execution by HR&T and Nanogen, this Agreement shall immediately be a valid and binding obligation of HR&T, enforceable in accordance with its terms.

         9.2 Nanogen hereby represents and warrants to HR&T that it has full authority and power to enter into this Agreement, that it has secured any and all necessary approvals, permits or consents deemed necessary or advisable for the consummation of the transactions contemplated hereby and that, upon execution by HR&T and Nanogen, this Agreement shall immediately be a valid and binding obligation of Nanogen enforceable in accordance with its terms and that the execution, delivery and performance of its obligations under this Agreement will not cause Nanogen to breach or violate any agreement between Nanogen and Becton, Dickinson and Company and its affiliated entities.

         9.3 HR&T hereby represents and warrants to Nanogen that: (a) it is the owner of the entire right, title and interest to the HR&T Intellectual Property and HR&T Patent Rights, and (b) to HR&T's knowledge, the HR&T Patent Rights or the HR&T Intellectual Property has not infringed, and is not now infringing, any valid third party rights and HR&T has not received any notice of infringement from any third party respecting the HR&T Patent Rights or the HR&T Intellectual Property.

         9.4 Nanogen hereby represents and warrants to HR&T that: (a) it is the owner of the entire right, title and interest to the Nanogen Intellectual Property and the Nanogen Patent Rights and (b) to Nanogen's knowledge, the Nanogen Patent Rights or the Nanogen Intellectual Property has not infringed, and is not now infringing, any valid third party rights and Nanogen has not received any notice of infringement from any third party respecting the Nanogen Patent Rights or the Nanogen Intellectual Property.

         10. DISCLAIMERS. THE PARTIES EACH HEREBY DISCLAIM ANY AND ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THEIR RESPECTIVE RESEARCH AND DEVELOPMENT EFFORTS HEREUNDER, INCLUDING, WITHOUT LIMITATION, (A) WHETHER ANY PRODUCT CAN BE SUCCESSFULLY DEVELOPED BY EITHER OF THE PARTIES, (B) WHETHER THE PRODUCTS AS DEVELOPED BY EITHER OF THE PARTIES HEREUNDER CAN BE COMMERCIALLY MARKETED, (C) THE ACCURACY, PERFORMANCE, UTILITY, RELIABILITY, TECHNOLOGICAL OR COMMERCIAL VALUE, COMPREHENSIVENESS, MERCHANTABILITY OR SUITABILITY FOR ANY PARTICULAR PURPOSE WHATSOEVER OF ANY PRODUCT, AND (D) WHETHER ANY PRODUCTS MANUFACTURED WILL NOT INFRINGE ANY THIRD-PARTY PATENT, COPYRIGHT OR SIMILAR RIGHT.

         11. INSURANCE. The parties shall each, at all times during the term of this Agreement, carry and maintain such insurance as each believes to be commercially reasonable against risks from actions contemplated under this Agreement. Such insurance shall be with insurers of recognized responsibility and may be carried under blanket policies maintained by each of the parties.

         12. NOTICES. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally, by facsimile (upon receipt of appropriate written confirmation) or sent by registered or certified mail, return receipt requested, or by overnight courier service, postage prepaid as follows:

         If to Nanogen:

         Nanogen, Inc.
         10398 Pacific Center Court
         San Diego, California 92121
Attn:    Chief Executive Officer
         Facsimile - (619) 546-7717

         with a copy to:

         Nanogen, Inc.
         10398 Pacific Center Court
         San Diego, California  92121
         Attn:  General Counsel
         Facsimile - (619) 546-7717

         and if to HR&T:

         Hoechst Research & Technology Deutschland GmbH & Co KG
         D-65926 Frankfurt am Main
         Attn:  President
         Facsimile - 011-49-69-309-588

         with a copy to:


or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so received (in case of personal delivery, facsimile or overnight courier service delivery) or upon refusal to accept delivery thereof.

         13. DISPUTE RESOLUTION. Every reasonable effort will be made by the parties hereto to resolve disputes arising hereunder with litigation as a last resort. Any dispute arising out of or relating to this Agreement which is not resolved by the Executive Committee or is not within the purview of the Executive Committee shall be submitted to the Chief Executive Officer of Nanogen and the President of HR&T for resolution. If those officers cannot resolve the dispute with twenty (20) days of submission of such dispute, then within ten
(10) days thereafter, either party may, but shall not be obligated to, initiate nonbinding mediation of the controversy or claim under the Center for Public Resources Model ADR Procedures for Mediation of Business Disputes attached hereto as Exhibit F (the "CPR Procedures"). Once the mediation is initiated by one party, the other party agrees to participate in and conduct mediation in accordance with the CPR Procedures in good faith and not to pursue other remedies while such mediation is proceeding. If neither party initiates mediation within ten (10) days of the officers referenced above failing to resolve the dispute, or if the dispute has not been resolved by such mediation within sixty (60) days following initiation of mediation, either party may pursue all available remedies. All applicable statutes of limitations and defenses based upon the passage of time shall be tolled while the negotiation and mediation procedures set forth in this Paragraph 13 are pending. The parties will take such action, if any, as may be reasonably be required to effectuate such tolling. Notwithstanding the foregoing, the remedy at law for any breach of the provisions of this Agreement may be inadequate, and, accordingly, an aggrieved party seeking equitable relief or remedies for such a breach shall have the right and is hereby granted the privilege, in addition to all other remedies at law or in equity, to proceed directly in a court of competent jurisdiction to seek temporary or preliminary equitable relief. Each party shall pay its own costs incurred in attempting to resolve a dispute pursuant to the mediation procedures set forth in this Paragraph 13 without the right to recover such costs from the other party and shall share equally the cost of mediation.

         14. MISCELLANEOUS.

         14.1 This Agreement and the Confidentiality Agreement together constitute the entire understanding among the parties with respect to the subject matter hereof and supersede and replace all prior agreements, understandings, writings and discussions between the parties relating to said subject matter. However, it is the understanding of both parties that the terms laid down for a joint venture or other joint arrangement in the Letter Agreement shall survive until a definitive agreement for such an arrangement has been reached.

         14.2 This Agreement may be amended only by a written instrument executed by the parties hereto. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by any party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or any other condition or term.

         14.3 The terms and provisions contained in this Agreement are for the sole benefit of the parties and their successors and assigns, and they shall not be construed as conferring and are not intended to confer any rights on any other persons.

         14.4 Any delays in or failure of performance by any party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to acts of God; acts, regulations, or laws of any government; strikes or other considered acts of workers; fires; floods; explosions; riots; wars; rebellion; and sabotage; and any time for performance hereunder shall be extended by the actual time of delay caused by such occurrence.

         14.5 This Agreement shall not be assignable by either party, nor shall any of its obligations hereunder be delegated to a third party, without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. In the event that the other party does not respond to a request from a party for consent to an assignment or delegation within fifteen (15) days following written notice requesting such consent, such party's shall be deemed to be granted. In addition, a condition to any assignment or delegation hereunder shall be that the successor in interest expressly agrees in writing to assume the assigning or delegating party's obligations hereunder. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective permitted successors and assigns. No such assignment shall release the assigning party from its obligations hereunder. Notwithstanding the foregoing, the consent of the other party shall not be required in connection with a merger involving either HR&T or Nanogen or with respect to an assignment of this

Agreement in connection with, as the case may be, the acquisition, sale of all or substantially all of the assets of HR&T or Nanogen, or a change of control or similar transaction.

         14.6 If any provision(s) of this Agreement are or become invalid, or are ruled illegal by any court of competent jurisdiction, or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the parties hereto that the remainder of this Agreement shall not be affected thereby. It is further the intention of the parties that in lieu of each such provision which is invalid, illegal, or unenforceable, there be substituted or added as part of this Agreement, a provision which shall be as similar as possible in economic and business objectives as intended by the parties to such invalid, illegal, or unenforceable provision, but which shall be valid, legal, and enforceable, and shall be mutually agreed by the parties.

         14.7 This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its choice of laws principles. This Agreement shall be construed and interpreted without application of any principle or rule to the effect that ambiguities are to be construed against the party responsible for drafting the agreement. The headings contained herein are for reference purposes only and shall not in any way affect the meaning of this Agreement.

         14.8 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement through duly authorized representatives as of the Effective Date.

NANOGEN, INC.                                     HOECHST RESEARCH &
                                                  TECHNOLOGY DEUTSCHLAND
                                                  GMBH & CO KG
By /S/ HOWARD C. BIRNDORF                         By /S/ DR. REINER HENNIG
   -------------------------------------             --------------------------
         Howard C. Birndorf                              President
   Chairman and Chief Executive Officer
                                                  By /S/ DR. HANS-ULLRICH HAPPE
                                                     --------------------------
                                                    Research Operation Director

                                    EXHIBIT A

-----------------------------------------------------------------------------------------------------------------
                                                 NANOGEN APEX APPLICATIONS
-----------------------------------------------------------------------------------------------------------------
                          TITLE                                     APPLICATION NO.                        DATE
---------------------------------------------------------- ----------------------------------- ------------------
Active Programmable Electronic Devices for Molecular       USP 5,605,662                       Issued: 02/25/97
Biological Analysis and Diagnostics       (203/218)
---------------------------------------------------------- ----------------------------------- ------------------
Methods for Electronic Stringency Control for Molecular    SN: 08/271,882                      Filed: 07/07/94
Biological Analysis and Diagnostics.      (207/263)
---------------------------------------------------------- ----------------------------------- ------------------
Molecular Biological Diagnostic Systems Including          USP 5,632,957                       Issued: 05/27/97
Electrodes                                (209/062)
---------------------------------------------------------- ----------------------------------- ------------------
Apparatus and Methods for Active Programmable Matrix       SN: 08/534,454                      Filed: 09/27/95
Devices                                   (216/054)
---------------------------------------------------------- ----------------------------------- ------------------
***                                                        ***                                 ***
---------------------------------------------------------- ----------------------------------- ------------------
Methods for Electronic Synthesis of Polymers               SN: 08/725,976                      Filed: 10/04/96
(222/211)

---------------------------------------------------------- ----------------------------------- ------------------
***                                                        ***                                 ***
---------------------------------------------------------- ----------------------------------- ------------------
Methods for Electronic Perturbation Analysis of            SN: 08/855,058                      Filed: 05/14/97
Biological Materials                      (224/175)
---------------------------------------------------------- ----------------------------------- ------------------
***                                                        ***                                 ***
---------------------------------------------------------- ----------------------------------- ------------------
Self-Addressable Self-Assembling Microelectronic           Not Yet Received                    Filed: 12/05/97
Integrated Systems, Component Devices, Mechanisms,
Methods and Procedures for Molecular Biological Analysis
and Diagnostics                           (227/194)
---------------------------------------------------------- ----------------------------------- ------------------





















  *** Confidential material redacted and separately filed with the Commission.

                                    EXHIBIT B

                 C.R.&T'S "ELIAS" AND "pRNA" PATENT APPLICATIONS

                                       ***










































  *** Confidential material redacted and separately filed with the Commission.

                                    EXHIBIT C

                             TOTAL PROGRAM (YEAR 1)

         Personnel of Hoechst *** Nanogen ***
         Materials of Hoechst *** Nanogen ***










































  *** Confidential material redacted and separately filed with the Commission.

                                 MATERIAL COSTS

         TDM/PROJECT YEAR:


         SYNTHESIS

         Equipment (Synthesizer. . .)     ***      (Depreciation over *** Years)
         Analytics                        ***
         Chemicals                        ***
                                          ---

         Total                            ***

         PERMEATION LAYER

         Equipment (Spin Coater. . .)     ***      (Depreciation over *** Years)
         Materials (Chemicals)            ***
                                          ---

         Total                            ***

         DIRECT READ-OUT

         Equipment                        ***
                                          ---

         TOTAL                            *** (***TUS$)




















  *** Confidential material redacted and separately filed with the Commission.

                                EXHIBIT C (CR&T)

                                    PERSONNEL

                           TASK                                    HEADCOUNT

SYNTHESIS
         PhD, Organic Chemists                                        ***
         Postdocs, Lab Technicians                                    ***

PERMEATION LAYER
         PhD's, Organic Chemist
         Physicist                                                    ***
         PhD (Japan)                                                  ***
         Postdocs, Lab Technicians                                    ***

DIRECT ELECTRONIC READ-OUT                                            ***
         PhD's (Japan)
         Lab Technicians                                              ***
         PhD Biophysical-Chemist                                      ***

PROGRAM MANAGEMENT                                                    ***

Total Headcount                                                       ***

                                     SHEET 1

                               EXHIBIT C (NANOGEN)

                                PERSONNEL/NANOGEN

                   TASK                YEAR 1                       YEAR 2
                   ----                ------                       ------
CHIP                                    ***                           ***
         Process engineer               ***                           ***
         Software engineer              ***                           ***
         Test engineer                  ***                           ***
         Test Tech                      ***                           ***
         Packaging Engineer             ***                           ***
         Packaging Tech                 ***                           ***

INSTRUMENT                              ***                           ***
         Electrical engineer            ***                           ***
         Software engineer              ***                           ***
         Mechanical engineer            ***                           ***

PERMEATION LAYER
         Chemical engineer              ***                           ***

ASSAY DEVELOPMENT
         Physical chemist               ***                           ***
         Biochemist                     ***                           ***

PROGRAM MANAGEMENT                      ***                           ***
         Program manager                ***                           ***

TOTAL HEADCOUNT                         ***                           ***

---------------
*** Confidential material redacted and separately filed with the Commission.

                                     SHEET 1

                             MATERIALS COSTS/NANOGEN

                        TASK           YEAR 1                          YEAR 2
                        ----           ------                          ------
CHIP
         Design                         $***                            $***
         Masks                          $***                            $***
         Wafer fab                      $***                            $***
         Test                           $***                            $***
         Packaging                      $***                            $***
              TOTAL                     $***                            $***

INSTRUMENTS
         Read-out                       $***
         Probe placement                                                $***
              TOTAL                     $***                            $***

PERMEATION LAYER/CHEMISTRY              $***
         Perm Layer
         Attachment Chem
              TOTAL                     $***                            $***
ASSAY                                   $***                            $***
         Reagents                       $***                            $***
              TOTAL PROGRAM             $***                            $***





--------
*** Confidential material redacted and separately filed with the Commission.